Exhibit 3.11.1

ARTICLES OF INCORPORATION

OF

SEASPAN HOLDCO IV LTD.

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

This document was filed in

accordance with section 5 of the

Business Corporations Act on

NON RESIDENT	November 2, 2016 /s/ Tanya Lawson Tanya Lawson Deputy Registrar of Corporations

ARTICLES OF INCORPORATION

OF

SEASPAN HOLDCO IV LTD.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

SEASPAN HOLDCO IV LTD.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered share(s) with a par value of one cent US Dollar(s) (US$0.01) per share.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address

Majuro Nominees Ltd	P.O. Box 1405
Majuro
Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on November 2, 2016.

by:	/s/ Denise M. Francis
Denise M. Francis, Authorized Signatory Majuro Nominees Ltd., Incorporator

On November 2, 2016, before me personally came Denise M. Francis known to me to be the individual described in and who executed the foregoing instrument and she duly acknowledged to me that the execution thereof was her act and deed.

/s/ Peter M. Feild Peter M. Feild Special Agent